Exhibit 99.1

Safe Harbor Financial Announces Fourth Quarter and Year-End 2023 Results

—Record annual revenue increased 85.3% year-over-year to $17.6 million in 2023

—Loan Book Value increased 194.2% to $55.6 million in 2023, up from $18.9 million year-over-year

—Has facilitated more than $21.5 billion in deposit activity across 41 states since inception

GOLDEN, Colo., April 1, 2024 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services and credit facilities to the regulated cannabis industry, announced today its financial results for the fourth quarter and full year ended December 31, 2023.

Full-Year 2023 Financial & Operational Highlights

●	Revenue increased 85.3% to $17.6 million, compared to $9.5 million for the full year of 2022;
●	Loan Book Value at the end of 2023 increased 194.2% to $55.6 million, compared to $18.9 million for the full year of 2022;
●	Adjusted EBITDA increased 176.9% to $3.6 million, compared to $1.3 million for the full year of 2022(1);
●	Deposit activity and onboarding income increased approximately 42% to $8.6 million, compared to approximately $6.1 million in 2022;

(1) Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

“Throughout 2023, we introduced several new lending and deposit products, significantly broadening our financial service offering, setting the stage for a new path of financial growth for Safe Harbor,” said Sundie Seefried, Chief Executive Officer of Safe Harbor Financial. “With the successful rollout of our line of credit products and interest-bearing accounts last year, we started to recognize increased account fees, higher levels of investment income and derived a steady stream of loan income, all of which, allowed us to meet our goal of creating a more diversified revenue mix. Most importantly, due to the success of our lending program, a greater portion of revenue is coming from this high-margin channel, making us less dependent on deposit fees.”

“In the second half of 2023, Safe Harbor mutually agreed to terminate its agreement with Central Bank, one of our financial partners, which resulted in a material loss of deposit accounts. That said, our recent initiatives to scale our proven fintech platform have resulted in increased interest from national financial institutions and cannabis-related businesses across the country, which we are confident will result in increased deposit activity in 2024 and beyond,” concluded Seefried.

Fourth Quarter 2023 Operational Highlights

●	On October 11, 2023, Safe Harbor participated in the Maxim Group Virtual Tech Conference Series: Exploring All Corners of the Tech Sector.
●	On October 27, 2023, the Company announced it restructured certain deferred consideration obligations in connection with the 2022 acquisition of Rockview Digital Solutions, Inc, d/b/a Abaca (“Abaca”).
●	On November 16, 2023, Safe Harbor announced it originated a $3 Million first lien secured loan for a multi-tenant cannabis industrial building in California.
●	On December 13, 2023, the Company announced it originated a $1.17 Million first lien secured loan for the real estate acquisition and construction of a new cannabis retail store in Bridgeport, Connecticut.

Subsequent Operational Highlights

●	On January 4, 2024, the Company announced it originated a $9 Million first lien secured loan for a major, MSO-operated cultivation facility in Denver, Colorado.
●	On March 12, 2024, Safe Harbor announced it originated a $4.6 Million secured credit facility for a Michigan cannabis operator.

Fourth Quarter 2023 Financial Results

For the fourth quarter ended December 31, 2023, total revenue increased 25% to $4.5 million, compared to $3.6 million in the prior year period. The results for the fourth quarter of 2023 included incremental revenue of $549,000 recognized in the fourth quarter resulting from a strategic shift that occurred in the fourth quarter of 2023 related to how the Company applies earned interest to the aggregate average daily balance of our client deposits. This methodology was applied retroactively at the beginning of 2023, with the incremental revenue recognized in the fourth quarter of 2023. Additionally, loan interest income contributed to the Company’s revenue growth in the fourth quarter, compared to same prior year period.

Fourth quarter 2023 operating expenses decreased approximately 16.2% to $6.2 million, compared to $7.4 million in the prior year period. The lower operating expenses in the fourth quarter were primarily driven by lower compensation-related expenses as well as lower professional services and consulting-related expenses, offset by a $2 million charge for impairment of developed technology taken in the fourth quarter of 2023.

Net income for the fourth quarter 2023 was $2.5 million, compared to net loss of $37.0 million in the prior year period. The driver of the net income produced in the fourth quarter 2023 was the additional $549,000 of investment income captured in the fourth quarter previously mentioned.

Full-Year Financial Results

For the full year ended December 31, 2023, total revenue increased 85% to $17.6 million, compared to $9.5 million in the prior year period, driven primarily by higher investment income and loan interest income.

Full year 2023 operating expenses increased to $38.3 million, compared to $11.7 million in the prior year period. The increased operating expense in 2023 versus 2022 was attributable to goodwill and other impairment charges recognized in the second quarter of 2023, an impairment charge to developed technology taken in the fourth quarter of 2023, expense related to restructuring the Abaca transaction consideration and stock-based compensation expense.

Net loss for 2023 was $17.3 million, compared to net loss of $35.1 million in the prior year period. The net loss reported for the full year 2023 is primarily attributable to the impairment of long-lived assets and goodwill, higher compensation expense, and Abaca consideration restructuring expenses.

As of December 31, 2023, the Company had cash and cash equivalents of $4.9 million, compared to $8.4 million at December 31, 2022.

For more information on the Company’s fourth quarter and full year 2023 financial results, please refer to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities & Exchange Commission (the “SEC”) and accessible at www.sec.gov.

SHF Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022

ASSETS
Current Assets:
Cash and cash equivalents	$4,888,769	$8,390,195
Accounts receivable – trade	121,875	203,058
Accounts receivable – related party	2,095,320	1,231,727
Contract assets	-	21,170
Prepaid expenses – current portion	546,437	175,585
Accrued interest receivable	13,780	7,320
Short-term loans receivable, net	12,391	51,300
Other current assets	82,657	150,817
Total Current Assets	$7,761,229	$10,231,172
Long-term loans receivable, net	381,463	1,359,772
Property, plant and equipment, net	84,220	49,614
Operating lease right to use assets	859,861	1,016,198
Goodwill	6,058,000	19,266,276
Intangible assets, net	3,721,745	10,621,087
Deferred tax asset	43,829,019	51,593,302
Prepaid expenses – long term position	562,500	712,500
Forward purchase receivable	4,584,221	4,584,221
Security deposit	18,651	17,795
Total Assets	$67,860,909	$99,451,937
LIABILITIES AND PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$217,392	$2,654,489
Accounts payable-related party	577,315	5,078,042
Accrued expenses	1,008,987	1,473,411
Contract liabilities	21,922	996
Lease liabilities – current	132,546	20,124
Senior secured promissory note – current portion	3,006,991	-
Deferred consideration – current portion	2,889,792	14,359,822
Due to seller - current portion	-	25,973,017
Other current liabilities	41,639	11,291
Total Current Liabilities	$7,896,584	$49,571,192
Warrant liability	4,164,129	666,510
Deferred consideration – long term portion	810,000	2,747,592
Forward purchase derivative liability	7,309,580	7,309,580
Due to seller – long term portion	-	30,976,783
Senior secured promissory note—long term portion	11,004,175	-
Net deferred indemnified loan origination fees	63,275	109,081
Lease liabilities – long term	875,447	1,008,109
Deferred underwriter fee	-	1,450,500
Indemnity liability	1,382,408	499,465
Total Liabilities	$33,505,598	$94,338,812
Commitment and Contingencies (Note 15)
Parent-Entity Net Investment and Stockholders’ Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 1,101 and 14,616 shares issued and outstanding on December 31, 2023, and December 31, 2022, respectively	-	1
Class A common stock, $.0001 par value, 130,000,000 shares authorized, 54,563,372 and 23,732,889 issued and outstanding on December 31, 2023, and December 31, 2022, respectively	5,458	2,374
Additional paid in capital	105,919,674	44,806,031
Retained deficit	(71,569,821)	(39,695,281)
Total Parent-Entity Net Investment and Stockholders’ Equity	$34,355,311	$5,113,125
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$67,860,909	$99,451,937

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2023	2022
Revenue	$17,562,903	$9,478,819

Operating Expenses
Compensation and employee benefits	$10,334,212	$6,695,319
General and administrative expenses	6,568,662	2,390,539
Professional services	1,858,137	1,985,343
Rent expense	315,615	99,246
Provision for credit losses	290,857	506,212
Impairment of goodwill	13,208,276	-
Impairment of long-lived intangible assets	5,699,463	-
Total operating expenses	$38,275,222	$11,676,659
Operating loss	(20,712,319)	(2,197,840)
Other (income) expenses
Interest expense	1,113,466	705,204
Change in fair value of warrant liability	1,853,920	(939,019)
Change in the fair value of deferred consideration	(4,570,157)	97,593
Change in fair value of forward purchase agreement	-	33,322,248
Change in fair value of forward purchase option derivative	-	8,997,110
Total other (income) expenses	$(1,602,771)	$42,183,136
Net loss income before income tax	(19,109,548)	(44,380,976)
Provision for income taxes	$(1,829,701)	$(9,252,893)
Net loss	$(17,279,847)	$(35,128,083)
Weighted average shares outstanding, basic	42,574,563	18,988,558
Basic net loss per share	$(0.41)	$(1.85)
Weighted average shares outstanding, diluted	42,574,563	18,988,558
Diluted net loss per share	$(0.41)	$(1.85)

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF PARENT-ENTITY NET INVESTMENT AND STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Preferred Stock		Class A Common Stock		Additional Paid-in	Parent-Entity Net	Retained	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Investment	Earnings	Equity
Balance, December 31, 2021	-	$-	-	$-	$-	$7,339,101	$-	$7,339,101
Issuance of shares in connection with Business Combination and PIPE offering, net of issuance costs	20,450	2	18,715,912	1,872	29,327,087	(7,339,101)	-	21,989,860
Acquisition of Abaca	-	-	2,099,977	210	8,105,701	-	-	8,105,911
Conversion of PIPE Shares	(5,834)	(1)	2,917,000	292	2,916,709	-	(2,917,000)	-
Stock option conversion	-	-	-	-	2,806,336	-	-	2,806,336
Net loss	-	-	-	-	1,650,198	-	(36,778,281)	(35,128,083)
Balance, December 31, 2022	14,616	$1	23,732,889	$2,374	$44,806,031	$-	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	-	(581,318)	(581,318)
Issuance of shares to Abaca shareholders	-	-	5,835,822	585	4,084,491	-	-	4,085,076
Conversion of PIPE Shares	(13,515)	(1)	12,562,200	1,256	14,012,120	-	(14,013,375)	-
Restricted stock units	-	-	1,232,461	123	1,251,920	-	-	1,252,043
Stock compensation cost	-	-	-	-	2,459,324	-	-	2,459,324
PCCU Restructuring	-	-	11,200,000	1,120	38,405,288	-	-	38,406,408
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	-	900,500
Net loss	-	-	-	-	-	-	(17,279,847)	(17,279,847)
Balance, December 31, 2023	1,101	-	54,563,372	5,458	105,919,674	-	(71,569,821)	34,355,311

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,279,847)	$(35,128,083)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,373,707	189,274
Stock compensation expense	3,711,367	2,806,336
Net deferred indemnified loan origination fees	(45,806)	-
Interest expense	663,208	705,204
Lease Expense	136,097	-
Provision for credit loss	290,857	506,212
Impairment of goodwill	13,208,276	-
Impairment of long-lived intangible assets	5,699,463	-
Deferred tax credit	(1,829,700)	(9,252,893)
Change in fair value of warrant and forward purchase option derivative liabilities	1,853,920	41,380,339
Change in the fair value of deferred consideration	(4,570,157)	97,593
Changes in operating assets and liabilities:
Accounts receivable - Trade	81,183	24,798
Accounts receivable – Related Party	(863,593)	(710,698)
Contract assets	21,170	(2,853)
Prepaid expenses	(220,852)	55,997
Forward purchase receivables	-	1,379,285
Accrued interest receivable	(6,460)	(236)
Deferred underwriting payable	(550,000)	(715,750)
Other current assets	68,160	(150,817)
Accounts payable	(2,515,443)	355,202
Accounts Payable – related party	386,660	(231,875)
Accrued expenses	(464,424)	402,767
Contract Liabilities	20,926	(7,337)
Security deposit	(856)	(5,085)
Net cash (used in)/provided by operating activities	$(832,144)	$1,697,380

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(208,434)	(17,318)
Change in loan receivable, net	-	161,569
Payment to Abaca Shareholder	(3,000,000)	-
Loan receivable repayment	1,027,986	-
Acquisition of Abaca	-	(3,041,680)
Net cash used in investing activities	$(2,180,448)	$(2,897,429)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from reverse capitalization, net of transaction costs	-	4,094,339
Repayment of loans	(488,834)	-
Net cash (used in)/provided by financing activities	$(488,834)	$4,094,339

Net (decrease)/increase in cash and cash equivalents	(3,501,426)	2,894,290
Cash and cash equivalents - beginning of period	8,390,195	5,495,905
Cash and cash equivalents - end of period	$4,888,769	$8,390,195

Supplemental disclosure of cash flow information
Interest paid	$450,258	-
Non-cash transactions:
Shares issued for the settlement of abaca acquisition	$4,085,076	$8,105,911
Operating lease right of use assets recognized	-	1,029,227
Operating lease liabilities recognized	-	1,022,380
Shares issued for the settlement of PCCU debt obligation	38,406,408	-
Cumulative effect from adoption of CECL	581,318	-
Reversal of deferred underwriting cost	900,500	-
Interest recognized on PCCU settlement	639,521	-

Reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA

(Unaudited)

Safe Harbor Financial discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures and are calculated as net income before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Management of the Company uses this information in evaluating period over period performance because it believes that EBITDA and Adjusted EBITDA present important metrics regarding the Company’s ongoing operating performance. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

A reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,
	2023	2022
Net loss	$(17,279,847)	$(35,128,083)
Interest expense	1,113,466	705,204
Depreciation and amortization	1,373,707	189,275
Taxes	(1,829,701)	(9,252,893)
EBITDA	(16,622,375)	(43,486,497)

Other adjustments –
Provision for credit losses	290,857	506,212
Change in the fair value of warrants and forward purchase derivatives	1,853,920	8,058,091
Change in fair value of Forward Purchase Agreement	-	33,322,248
Change in the fair value of deferred consideration	(4,570,157)	97,593
Deferred loan origination fees and costs	27,271	(1,890)
Stock based compensation	3,739,156	2,806,336
Goodwill and long-lived intangible assets impairment	18,907,739	-
Adjusted EBITDA	$3,626,411	$1,302,093

The increase in our income on both an EBITDA and Adjusted EBITDA basis for the fiscal year ending December 31, 2023 can be attributed to several key factors. These factors include a rise in deposits and activity income, which was significantly influenced by the growth in account numbers following the Abaca acquisition. Additionally, there was an increase in employee benefits and general and administrative expenses, coupled with a decrease in professional expenses, as detailed in the ‘Discussion of our Results of Operations’ section in our Annual Report on Form 10-K for the year ended December 31, 2023. Other adjustments include estimated future credit losses not yet realized, including amounts indemnified to Partner Colorado Credit Union (“PCCU”) for loans funded by them, change in the fair value of warrants and forward purchase derivates, change in fair value of the Forward Purchase Agreement, stock based compensation and Goodwill and long-lived intangible assets impairment. The Company had entered into a Loan Servicing Agreement with PCCU, pursuant to which the Company agreed to indemnify PCCU for claims associated with cannabis-related business activities including any loan default related losses for loans funded by PCCU; the Loan Servicing Agreement has since been superseded by the Commercial Alliance Agreement. Deferred loan origination fees and costs represent the change in net deferred loan origination fees and costs. When included with a new loan origination, we receive an upfront loan origination fee in conjunction with new loans funded by our financial institution partners and incur costs associated with originating a specific loan. For accounting purposes, the cash received for loan origination fees and costs is initially deferred and recognized as interest income utilizing the interest method.

Conference Call Details:

The Company’s Chief Executive Officer, Sundie Seefried and Chief Financial Officer, Jim Dennedy will host a conference call and webcast at 4:30 pm ET / 1:30 pm PT today to discuss the Company’s financial results and provide investors with key business highlights.

Date:	Monday, April 1, 2024
Time:	4:30 p.m. ET / 1:30 p.m. PT
Live webcast and replay:	webcast link
Participant Dial-In:	646-307-1963 or 800-715-9871 (Toll Free)
Passcode:	1506945

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $21 billion in deposit transactions for businesses with operations spanning over 41 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S. and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and loan performance; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; Safe Harbor’s ability to make the same or similar loans in the future; the outcome of any legal proceedings that may be instituted against Safe Harbor; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the SEC. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These and other risks are discussed in detail in the periodic reports that Safe Harbor files with the SEC, and investors are urged to review those periodic reports and Safe Harbor’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Safe Harbor assumes no obligation to update its forward-looking statements except as required by law.

Contact Information

Safe Harbor Media

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Safe Harbor Investor Relations

ir@SHFinancial.org

KCSA Strategic Communications

Phil Carlson

safeharbor@kcsa.com